                        THIS NON-COMPETITION AGREEMENT
                is made as of the 19th day of November, 1996.

BETWEEN:

                  RH MORTUARY CORPORATION f/k/a ROSES, INC., a corporation incorporated under the laws of the State of California, or its nominee,

                  (the "Covenantee")

                                                               OF THE FIRST PART

AND:

                  SANDY V. DURKO, an individual residing at 437 Third Street, Manhattan Beach, California

                  (the "Covenantor")

                                                              OF THE SECOND PART

WHEREAS:

A. The Covenantee has completed a merger transaction with RH Mortuary Corporation, a Delaware corporation ("Mortuary"), pursuant to an Agreement and Plan of Merger dated September 19, 1996, as amended (the "Merger Agreement"), among Roses, Inc, its stockholders and Mortuary, as assignee of all right, title and interest of Rose Hills Acquisition Corp. f/k/a Tudor Acquisition Corp. under the Merger Agreement; and

B. As a condition of the Merger Agreement, the Covenantor has agreed to grant to the Covenantee a covenant not to compete with the Covenantee ("Covenant") in accordance with the terms of this Agreement.

                  IN CONSIDERATION of the premises and of the mutual covenants, agreements, representations, warranties, benefits and obligations contained in this Agreement, and of other good and valuable consideration (the receipt and sufficiency of which being hereby acknowledged), the parties hereto agree as follows in accordance with Section 1160 of the California Business and Professional Code:

1. The Covenantor hereby covenants with the Covenantee that from the date hereof until five (5) years from the closing date as more particularly described in the Merger Agreement ("Closing Date"), the Covenantor shall not (except as otherwise specifically permitted herein), directly or indirectly, for the Covenantor's own account, or as a partner, member, employee, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, advisor or agent of any corporation, trust, or other business organization or entity, own, manage, join, participate in, encourage, support, finance, be engaged in, have an interest in, give financial assistance or advice to, permit the


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                                                                               2



Covenantor's name to be used in connection with or be concerned in any way in the ownership, management, operation or control of, or be connected in any manner with any business which is or may be in the funeral, mortuary, crematory, cemetery, ambulance, burial or funeral or cemetery insurance business (including pre-arrangement or pre-need), or any business related to any of the foregoing, within a 50 mile air radius of the present location of Rose Hills Memorial Park in Whittier, California.

2. As consideration for the Covenant, the Covenantee will pay to the Covenantor the aggregate sum of USD $766,000. Such amount shall be paid in quarterly installments, each due and payable on the last day of each calendar quarter commencing March 31, 1997 and ending December 31, 1999, as follows:


                                                                  1997                1998                 1999
                                                           ------------------  ------------------   ------------------
Quarterly installment payment
due on each of March 31, June
30, Sept. 30 and Dec. 31...............................              $65,000             $77,500              $49,000

                                                                      x    4              x    4               x    4
                                                           ------------------  ------------------   ------------------

                                                                    $260,000            $310,000             $196,000



         Total Payments ($260,000 + $310,000 + $196,000) = $766,000
                                                           ========


3. In the event the Covenantee believes the Covenantor has breached or threatened to breach the Covenant, the Covenantee shall provide the Covenantor with written notice detailing what it believes to be the breach. In the event that the Covenantor's breach of the Covenant is, in the reasonable judgment of the Covenantee, not material (the "Incidental Breach") and is, in the reasonable judgment of the Covenantee, capable of being remedied, the Covenantee shall provide Covenantor with written notice detailing the Incidental Breach and permitting Covenantor to cure such breach within five days of receipt of notice. If the breach is cured to the reasonable satisfaction of the Covenantee within five days thereafter, and the Covenantee receives reasonable assurances from Covenantor that no other breaches of the Covenant are likely to occur, such breach by Covenantor shall be deemed cured.

4. The parties agree that the remedy of the Covenantee at law for any actual or threatened breach of this Agreement by the Covenantor would be inadequate and that, in the event of such actual or threatened breach, in addition to any other remedy available to it, the Covenantee shall be entitled to specific performance hereof, injunctive relief, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order.

5. In the event that the Covenantor breaches the Covenant in any material respect set forth herein or if the Covenantor fails to cure an Incidental Breach of the Covenant, in addition to any other remedy available to it, the Covenantee may claim for a return of a portion of any amount previously paid for the Covenant pursuant to Section 1 hereof.

6. The remedies provided for in this Agreement are non-exclusive and are in addition to each other and to any other remedy available elsewhere in this Agreement or available generally at law or in equity.

7. The Covenantor acknowledges that the Covenantee is entering into this Agreement and the related Merger Agreement in reliance upon this Covenant. The Covenantor further acknowledges and agrees that the Covenant is necessary and fundamental to the business of the Covenantee in the State of California, is not contrary to the public interest, and may be assigned by the Covenantee in the event that the Covenantee sells or otherwise disposes of its business, or mergers with or is acquired by another entity. All defenses to the strict enforcement of such restrictions are waived by the Covenantor.

8. If any portion of this Covenant is held to be unreasonable, arbitrary or against public policy, the provisions of this Agreement shall be considered divisible both as to time and as to geographical areas; and each month of each year of the specified period shall be deemed to be a separate period of time. In the event any court determines the specified time period or geographical area to be unreasonable, arbitrary or against public policy, the lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced. Notwithstanding the foregoing, the Covenantor agrees to honor the terms of this Covenant for the time periods and areas specified herein and not to contest the enforceability of such periods or areas.

9. Notwithstanding any language to the contrary contained in this Agreement, it shall be permissible for the Covenantor to own stock or securities of any company which may be deemed competitive with the Covenantee providing such shares or securities held by the Covenantor are issued by a company listed on a national securities exchange or the NASDAQ Automated Quotation System and Covenantor owns less than a one (1%) percent interest thereof.

10. If any of the covenants, capacities, activities, periods or areas specified in this Covenant are considered unreasonable by a Court of competent jurisdiction, the parties agree that the Court will have authority to limit such covenants, capacities, activities, periods or areas to that which the Court deems proper in the circumstances.

11. This Agreement will be deemed to be a contract made under the laws of the State of California, and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of California, without regard to principles of conflict of laws.

12. This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

13. This Agreement is subject to the due completion of the Merger Agreement. In the event such closing does not occur, this Agreement shall be void.

14. The Covenantee shall be permitted, without notice or consent of the Covenantor, to assign all of its rights, duties and obligations under this Agreement.

                  EXECUTED as of the day and year first above written.

                              RH MORTUARY CORPORATION,
                              a California corporation

                              BY:
                                  __________________________________

SIGNED by the Covenantor      )
in the presence of:           )
                              )
______________________________)
Signature                     )
                              )          __________________________
______________________________)
Name                          )
                              )
______________________________)
Address                       )
                              )
______________________________)
                              )
______________________________)
                              )
Occupation                    )